Exhibit (5)(k)
                                                                      BD1994

Application for Allstate Advisor variable annuities
Issued by Allstate Life Insurance Company

Allstate Life Insurance Company
Std. Mail: P.O. Box 80469, Lincoln, NE 68501-0469
Express: 2940 S. 84th St., Lincoln, NE 68506-4142
Phone 800-203-0068
FAX 866-628-1006
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1. SELECT PRODUCT

o ADVISOR (7-YR. SC)   (For Broker Use Only)            oProgram A
                                                        oProgram B
 *Not available in all States                           oProgram C
                                                        oProgram D*
o ADVISOR PLUS (8-YR. SC)   (For Broker Use Only)       oProgram A
                                                        oProgram B
                                                        oProgram C
oADVISOR PREFERREDo Package I 0-YR.SCo Package II 3-YR. SCoPackage III 5-YR. SC.
                                       oProgram B          oProgram B
                                       oProgram C          oProgram C
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2. SELECT OPTIONAL BENEFIT(S) - Optional Benefits are subject to certain age and other restrictions. May not be available with all products. Additional charges may apply. Refer to the prospectus for current charges approved under the contract.

Living Benefit Options - Select all that apply:

     o TrueReturnSM Accumulation Benefit (AB) - Select Guarantee Option 1 OR Guarantee Option 2. Investment restrictions apply. For more information, please refer to the instruction page:

     o Guarantee Option 1. Rider Period: ________ years (8 - 20 years) Select the o Custome Model(skip Section 10A, complete Section 10B) OR one of the following True BalanceSM Asset Allocation Models o Conservative (skip Sections 10A and 10B) o Moderately Conservative (skip Sections 10A and 10B)

     o Guarantee Option 2. Rider Period: ________ years (10 - 20 years) Select the o Custome Model(skip Section 10A, complete Section 10B) OR one of the following True BalanceSM Asset Allocation Models o Conservative (skip Sections 10A and 10B) o Moderately Conservative (skip Sections 10A and 10B)
     o Moderate (skip Sections 10A and 10B) o Moderately Aggressive (skip Sections 10A and 10B) o Aggresive (skip Sections 10A and 10B)

     o SureIncomeSM Withdrawal Benefit (WB) - Investment restrictions apply. For more information, please refer to the instruction page. Select the o Custom Model(skip Section 10A, complete Section 10B) OR one of the following True BalanceSM Asset Allocation Models o Conservative (skip Sections 10A and
     10B) o Moderately Conservative (skip Sections 10A and 10B) o Moderate (skip Sections 10A and 10B) o Moderately Aggressive (skip Sections 10A and 10B) o Aggressive (skip Sections 10A and 10B)


Death Benefit Options - Select all that apply:

     o Maximum Anniversary Value - Available for owners, annuitant, and co-annuitant age 0-79
     o Enhanced Beneficiary Protection - Available for owners, annuitant, and co-annuitant age 0-79
     o Earnings Protection Death Benefit - Available for owners, annuitant, and co-annuitant age 0-79
     o Spousal Protection Benefit - Available for owners and annuitants age 0-90, and co-annuitant age 0-79 (limitations may apply)
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3. OWNER - If no Annuitant is specified in Section 5, the Owner will be the Annuitant.

                                  oMale oTrustee oGrantor
                                  oFemale oCRT oNon-Grantor oOther_____________
_______________________________________________________________________________
Name                    Gender                  Owner Type
_______________________________________________________________________________
SSN/TIN                 Date of Birth           Phone
_______________________________________________________________________________
Street Address (No PO Boxes or C/O)     City            State           Zip
_______________________________________________________________________________
Mailing Address (if different from above)  City         State           Zip
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                For Home Office Use Only
BD1994                     PAGE 1 OF 6                         (05/05 v2)

4.  JOINT OWNER - If any

                                 oMale
                                 oFemale
_______________________________________________________________________________
Name                    Gender
_______________________________________________________________________________
SSN/TIN                 Date of Birth           Relationship to Owner
_______________________________________________________________________________
Street Address (No PO Boxes or C/O)     City            State           Zip



5.  ANNUITANT - Complete only if different from the Owner listed above.

                                  oMale
                                  oFemale
_______________________________________________________________________________
Name                              Gender
_______________________________________________________________________________
SSN/TIN                 Date of Birth
_______________________________________________________________________________
Street Address (No PO Boxes or C/O)     City            State           Zip
                                                                       oMale
                                                                       oFemale
_______________________________________________________________________________
Co-Annuitant Name               SSN/TIN         Date of Birth           Gender
(Complete only if Spousal Protection Benefit is selected in Section 2)
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6.   BENEFICIARY(IES)  - Spouse must be sole Primary  Beneficiary if the Spousal
     Protection Benefit is selected in Section 2.

_________________________________________________________________________________________%
1. Primary Name         SSN/TIN         Date of Birth   Relationship to Owner   Percentage

___________________________________________________________________________________________
Street Address (No PO Boxes or C/O)     City            State           Zip

_________________________________________________________________________________________%
2. Primary Name         SSN/TIN         Date of Birth   Relationship to Owner   Percentage

___________________________________________________________________________________________
Street Address (No PO Boxes or C/O)     City            State           Zip

_________________________________________________________________________________________%
3. Primary Name         SSN/TIN         Date of Birth   Relationship to Owner   Percentage

___________________________________________________________________________________________
Street Address (No PO Boxes or C/O)     City            State           Zip

_________________________________________________________________________________________%
4. Contingent Name     SSN/TIN         Date of Birth   Relationship to Owner   Percentage

___________________________________________________________________________________________
Street Address (No PO Boxes or C/O)     City            State           Zip

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7.  CITIZENSHIP - If more space is necessary, use special remarks section

Are the following Parties U.S. Citizens? - If "NO" Complete Below o Owner oYesoNo o Joint Owner oYes oNo
                                                                  o Annuitant(s) oYes oNo  o Beneficiary(ies) oYes oNo

______________________________________________________________________________________________________________
1. Name                            Party (e.g. "Owner")         Country
______________________________________________________________________________________________________________
Permanent Resident Card Number (Attach copy if available)       Visa Number and Type (Attach copy if available)

______________________________________________________________________________________________________________
2. Name                            Party (e.g. "Owner")         Country
______________________________________________________________________________________________________________
Permanent Resident Card Number (Attach copy if available)       Visa Number and Type (Attach copy if available)

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8.  TYPE OF PLAN

oNonqualified  oTraditional IRA  oSEP-IRA  oRoth IRA  oOther________________________________
Tax year for which IRA contribution is being made____________ Contribution by: oEmployer oIndividual

BD1994                                   PAGE 2 OF 6           (05/05 v2)



                                                                      BD1994

9.  INITIAL PAYMENT - IMPORTANT: Please make sure client name and Social Security Number appear on all client checks.

INITIAL PURCHASE PAYMENT: $_______________ MAKE CHECK PAYABLE TO ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK.

A. SOURCE OF PAYMENT
           oInitial Payment        oTransfer       oRollover       o1035 Exchange

B. METHOD OF PAYMENT

           oPersonal Check         o Cashier's Check/Money Order  oWire   oOther__________________________
C. ALLOCATION OF PAYMENT - COMPLETE ONE OF THE FOLLOWING THREE OPTIONS

     C1. This option  available only if SELECTING  TrueReturnSM  or SureIncomeSM
     Benefits  in Section 2.  Allocations  must be whole  percentages  and total
     100%. If NOT  selecting  TrueReturnSM  or  SureIncomeSM  Benefits,  move to
     Options 2 or 3 below.

          o_____% of purchase payment allocated to Variable Subaccount(s) selected in Section 10B or TrueBalanceSM Asset Allocation Model selected in Section 2.

          o_____% of purchase payment allocated to the DCA Account*. Money will be transferred in equal monthly installments out of the DCA Account to the Variable Subaccount(s) in Section 10B or TrueBalanceSM Asset
          Allocation Model selected in Section 2. All money must be transferred out of the DCA Account by the end of the selected installment period.


               Select ONE: o 6-month  DCA  Account in ________  (3-6)  monthly installments
                           o 12-month DCA Account in ________  (7-12) monthly installments

     C2.  This  option   available  only  if  NOT  SELECTING   TrueReturnSM   or
     SureIncomeSM  Benefits in Section 2. Allocations must be whole  percentages and total 100%.

          o_____% of purchase payment allocated to Variable Subaccount(s) selected in Section 10B or TrueBalanceSM Asset Allocation Model selected in Section 10A.

          o_____% of purchase payment allocated to the DCA Account*.  Money will be transferred in equal monthly installments out of the DCA Account to the  Variable  Subaccount(s)  in Section  10B or  TrueBalanceSM  Asset
          Allocation   Model   selected  in  Section  10A.  All  money  must  be
          transferred  out of  the  DCA  Account  by  the  end  of the  selected installment period.

            Select ONE: o 6-month  DCA  Account in ________  (3-6)  monthly installments
                        o 12-month DCA Account in ________  (7-12) monthly installments

          o % of purchase payment  allocated to the Guarantee Period  Accounts*.
          Allocations must be whole percentages

                    Portion to allocate to Guarantee  Period  Accounts*
                                                                o 1-Year Guarantee Period ________ %

                                                                o 3-Year Guarantee Period ________ %

                                                                o 5-Year Guarantee Period ________ %

                                                                o 7-Year Guarantee Period ________ %

                                                                o 10-Year Guarantee Period ________ %

          C3. o Growback Strategy* - This option available only if NOT SELECTING
          TrueIncomeSM  or  SureIncomeSM  Benefits  in  Section  2. A portion of purchase  payment  allocated  to the (select one) o3 o5 o7 OR o10 Year
          Guarantee Period Account** and the remainder allocated to the Variable
          Subaccount(s)   selected  in  Section  10B  or   TrueBalanceSM   Asset
          Allocation Model selected in Section 10A. The portion allocated to the
          Guarantee  Period  Account will grow to an amount equal to the initial purchase  payment  by the end of the  guarantee  period,  assuming  no withdrawals or transfers.

               This strategy may be terminated or modified at any time by the insurer or me by providing written notice to the other party or, if invest ment option balances are inadequate, by executing the requested transfer. In the unlikely event that another financial transaction request is received on the transfer date, the insurer may delay processing the scheduled transfer if enrolling in Systematic Withdrawals.

* May not be available in all states or with all products.

** The 3, 5, 7 and 10-year Guarantee Period Accounts are subject to Market Value
Adjustment (MVA). MVA accounts are not standard fixed accounts and do not have a contractually guaranteed minimum interest rate. See contract or prospectus for more details. Guarantee Period Accounts may not be available in all products.
IMPORTANT - MVA does not apply in GA, MD, OR, TX and WA. The 1-year guarantee period account is not available in MA.

BD1994                                    PAGE 3 OF 6          (05/05 v2)

                                                                      BD1994

10. INVESTMENT CHOICES - If you did NOT select a TrueBalanceSM  model in Section
2, complete Section 10A OR 10B to indicate the desired initial payment allocation. Subsequent purchase payments will be allocated according to these instructions unless you notify us of changes.

A. TRUEBALANCESM ASSET ALLOCATION PROGRAM - May not be available in all states or with all products

IMPORTANT: If you selected the Custom Model in Section 2 or do not wish to use the TrueBalanceSM Asset Allocation Program, skip this section and move down to
Section 10B.

Select ONE of the following  Models if you wish to use the  TrueBalanceSM  Asset
Allocation Program to allocate your purchase payment or DCA transfers to the Variable Subaccount. If you have chosen to allocate a portion of your purchase payment to the DCA or Guarantee Period Accounts (including the Growback
Strategy), the remainder of your purchase payment will be allocated according to the Model you select.

|_| Conservative |_| Moderately Conservative |_| Moderate
|_|  Moderately Aggressive    |_|  Aggressive


By selecting one of these Asset Allocation Models, you acknowledge receipt of the TrueBalanceSM Asset Allocation Program materials, which describe each Model, as well as the program's terms and conditions. Purchase payments will be allocated and transfers will be made automatically among the investment alternatives according to the Model you selected. Each Model represents a combination of investments with varying degrees of risk. The Models do not include the DCA or Guarantee Period Accounts.


B. VARIABLE SUBACCOUNTS - Complete this section only if NOT selecting a TrueBalanceSM Asset Allocation Model in Section 2 or 10A.

Allocations must be whole percentages and add up to 100% (excluding any portion of purchase payment allocated to DCA or Guarantee Period Accounts in Section 9).

If you selected the TrueReturnSM Accumulation Benefit or SureIncomeSM Withdrawal
Benefit in Section 2, your investment choices may be limited. Please refer to the instruction page.


Money Market
_______% Putnam VT Money Market
_______% Van Kampen LIT Money Market
Bond
_______% FTVIP Franklin U.S. Government
_______% Oppenheimer Core Bond/VA
_______% Oppenheimer Strategic Bond/VA
_______% Putnam VT Income
High Yield Bond
_______% Lord Abbett Series Fund - Bond-Debenture
_______% Oppenheimer High Income/VA
_______% Putnam VT High Yield
Balanced
_______% FTVIP Franklin Income Securities
_______% Oppenheimer Balanced/VA
_______% Putnam VT The George Putnam Fund of Boston
_______% Putnam VT Global Asset Allocation
_______% Van Kampen UIF Equity and Income
Large Cap Value
_______% FTVIP Franklin Growth and Income Securities
_______% Lord Abbett Series Fund - All Value
_______% Lord Abbett Series Fund - Growth and Income
_______% Putnam VT Growth and Income
_______% Putnam VT New Value
_______% Van Kampen LIT Comstock
_______% Van Kampen LIT Growth and Income
Large Cap Blend
_______% Oppenheimer Main Street/VA
_______% Putnam VT Investors
Large Cap Growth
_______% FTVIP Franklin Large Cap Growth Securities
_______% Oppenheimer Capital Appreciation/VA
_______% Putnam VT Voyager
_______% Van Kampen LIT Emerging Growth
_______% Van Kampen UIF Equity Growth
Mid Cap Value
_______% FTVIP Mutual Shares Securities
_______% Lord Abbett Series Fund - Mid-Cap Value
_______% Van Kampen UIF U.S. Mid Cap Value
Mid Cap Growth
_______% Lord Abbett Series Fund Growth Opportunities
_______% Oppenheimer Aggressive Growth/VA
_______% Putnam VT Vista
_______% Van Kampen LIT Aggressive Growth
Small Cap Value
_______% FTVIP Franklin Small Cap Value Securities
Small Cap Blend
_______% Oppenheimer Main Street Small Cap/VA
Small Cap Growth
_______% Van Kampen UIF Small Company Growth
Global and International
_______% FTVIP Templeton Developing Markets Securities
_______% FTVIP Templeton Foreign Securities
_______% Oppenheimer Global Securities/VA
_______% Putnam VT International Equity
_______% Van Kampen UIF Global Franchise
Specialty
_______% Van Kampen UIF Emerging Markets Debt
_______% Van Kampen UIF U.S. Real Estate

100 % TOTAL


BD1994                            PAGE 4 OF 6                 (05/05 v2)

                                                                      BD1994

11. SPECIAL REMARKS - Insurance home office endorsements ar enot applicable in Pennsylvania (Attach separate page if necessary)

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

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12.  FRAUD WARNINGS -  Please refer to the following required fraud warnings for your appropriate state.

For applicants in Arizona: Upon your written request we will provide you, within a reasonable period of time, reasonable factual information concerning the benefits and provisions of the annuity contract to you. If for any reason you are not satisfied with the contract, you may return it within 30 days after it is delivered and receive a full refund of the monies paid.

For applicants in Arkansas: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For applicants in the District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For  applicants in Florida:  ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE,
DEFRAUD,  OR DECEIVE ANY INSURER  FILES A STATEMENT  OF CLAIM OR AN  APPLICATION
CONTAINING  ANY FALSE,  INCOMPLETE,  OR  MISLEADING  INFORMATION  IS GUILTY OF A
FELONY OF THE THIRD DEGREE.

For applicants in Kentucky:  Any person who knowingly and with intent to defraud any  insurance  company  or other  person  files an  application  for  insurance containing any  materially  false  information  or conceals,  for the purpose of
misleading,   information   concerning  any  fact  material  thereto  commits  a
fraudulent insurance act, which is a crime.

For applicants in Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in Maine, Tennessee, and Virginia: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

For applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For applicants in New Mexico: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

For applicants in Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

For applicants in Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For applicants in Puerto Rico: Any person who knowingly and with the intention to defraud includes false information in an application for insurance or file, assist or abet in the filing of a fraudulent claim to obtain payment of a loss or other benefit, or files more than one claim for the same loss or damage, commits a felony and if found guilty shall be punished for each violation with a fine of no less than five thousands dollars ($5,000), not to exceed ten thousands dollars ($10,000); or imprisoned for a fixed term of three (3) years, or both. If aggravating circumstances exist, the fixed jail term may be increased to a maximum of five (5) years; and if mitigating circumstances are present, the jail term may be reduced to a minimum of two (2) years.


13.  REPLACEMENT INFORMATION

A. Do you have any existing annuity or life insurance contracts? oYes oNo
B. Will the annuity applied for replace one or more existing annuity or life insurance contracts? oYes oNo (If yes, please complete the following.)

Company:________________________________________ Policy No. ________________________________
Cost Basis Amount: $____________________________ Policy Date:______________________________

C. Have you purchased another annuity during the current calendar year? oYes oNo
D. Do you or any joint owner currently own an annuity issued by the insurer? oYes oNo


BD1994                           PAGE 5 OF 6                    (05/05 v2)

                                                                      BD1994

14.  DISCLOSURES AND ACKNOWLEDGEMENTS
|_|I / We would like to receive a Statement of Additional Information (SAI)

Annuities and insurance products are not insured by the Federal Deposit
Insurance Corporation (FDIC), Federal Reserve Board, National Credit Union
Association (NCUA), National Credit Union Share Insurance Fund (NCUSIF), or any other agency of the United States, or the bank or credit union, or an affiliate of the bank or credit union. Annuities are not obligations of any bank. The financial institution does not guarantee per formance by the insurer issuing the annuity. Variable annuities involve investment risk, including potential loss of principal. Any benefits, values or payments based on performance of the segregated accounts may vary (increase or decrease) and are NOT guaranteed by our company, or any other insurance company, and are not guaranteed by the U.S.
government or any state government. The owner bears all risk for amounts allocated to the variable portfolios. Variable annuities are not protected by the Securities Investor Protection Corporation (SIPC) as to the loss of the principal amount invested.

|_| I / We have read the disclosure statement above

|_| I / We Understand a copy of this application signed by the Agent will be the
receipt  for  the  first  purchase   payment.   If  the  insurer  declines  this
application,  the  insurer  will have no  liability  except to return  the first purchase payment.

|_| I / We represent that my acknowledgments and statements provided in this application are complete and true to the best of my knowledge and belief.

|_| I / We acknowledge receipt of a variable annuity prospectus.

|_| I / We acknowledge any additions or corrections to this application are subject to my approval. By accepting the annuity issued, I / We confirm these modifications.

|_| I / We have read the applicable Fraud Warning for my state in Section 12.

|_| I / We understand that annuity payments or surrender values, when based upon the investment experience of a separate account, are variable and not guaranteed as to a fixed dollar amount. I understand that withdrawals made prior to the end of a guarantee period for the MVA fixed account may be subject to a Market Value
Adjustment (MVA) which may be positive or negative.

SUBSTITUTE FORM W-9
UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

1.   The number shown on this form is my correct taxpayer  identification number
     (or I am waiting for a number to be issued to me), AND

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue
     Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, AND

3.   I am a U.S. person (including U.S. resident alien).
The penalty of perjury certification applies only to the certifications in this substitute Form W-9.

The Internal Revenue Service does not require your consent to any provisions of this document other than the certification required to avoid backup withholding.

_______________________________________________________________________________
Owner's Signature                       Joint Owner's Signature

_______________________________________________________________________________
Signed at: City, State                  Date

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________________________________________________________________________________________________________
Not FDIC,               Not Insured by any Federal      Not a           No Bank or Credit       May Lose
NCUA/NCUSIF Insured             Government Agency       Deposit            Union Guarantee        Value
________________________________________________________________________________________________________
                        Variable annuities are not protected by the Securities Investor Protection
                        Corporation (SIPC) as to the loss of the principal amount invested.
________________________________________________________________________________________________________
15.  FOR AGENT USE

To the best of your knowledge, as Agent, does the owner have an existing annuity or life insurance contract? oYes oNo

Do you, as Agent, have reason to believe the product applied for will replace existing annuities or insurance? oYes oNo

_____________________________________________________________________________
Licensed Agent Signature        Print Name               Broker/Dealer Social

_____________________________________________________________________________
Security Number (required)      Address

_____________________________________________________________________________
Licensed I.D. #                 E-mail address          Telephone


IMPORTANT - Please make sure client name and social security number appear on all client checks.


BD1994                        PAGE 6 OF 6                      (05/05 v2)
